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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2

                                                                  EXHIBIT (a)(7)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------ --------------------        ---------------------------------
For this Type of Account:   Give the     For this Type of Account:      Give the
                            SOCIAL                                      EMPLOYER
                            SECURITY                              IDENTIFICATION
                            Number of -                              Number of -

-------------------      --------------------------------- ---------------------
1. An individual's account.  The individual  9.A valid trust, estate,
2.Two or more individuals   The actual owner   or pension trust The legal entity
  (joint account)           of the account or,               (Do not furnish the
                            if combined funds,                identifying number
                            any one of the                    of the personal
                            individuals(1)                    representative or
                                                              trustee unless the
                                                             legal entity itself
                                                              is not designated
                                                      in the account title.) (5)
3.Husband and wife (joint
                    The actual owner   10.Corporate account     The corporation
  account)          of the account or,    11.Religious, charitable,
                  if joint funds,         or educational
                   either person (1)       organization account



4.Custodian account of a   The minor (2)      12.Partnership account
  minor (Uniform Gift to                        held in the name of the
  Minors                                         business      The organization
  Act)
5.Adult and minor (joint  The adult or, if
                          the minor is the
                         only contributor,  13.Association, club, or
                          the minor (1)       other tax-exempt
                                             organization       The organization
6.Account in the name of    The ward, minor,
 guardian or committee for a or incompetent 14.A broker or registeredThe broker
designated ward, minor, or                     or nominee
incompetent person                  15.Account with the
7.a.  The usual revocable            Department of Agriculture The public entity
 savings trust account                in the name of a public
 (grantor is also                    entity (such as a State or
 trustee)       grantor-trustee(1)             local government, school nominee
                                    district, or prison) that receives
                                    agricultural program payments

 b.So-called trust account       The actual owner(1)
   that is not a legal or The
  valid trust under State Law


8.Sole proprietorship        The owner (4)
  account




-------------------------     --------------------------------- ------------

(1) List first and circle the name of the person whose number your furnish. (2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number. (4) Show the name of the owner. (5) List first and circle the name of the legal trust, estate, or pension trust.

               Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don't have a taxpayer identification number or the course of the payer's trade or business and you don't know your number, obtain Form SS-5, you have not provided your correct taxpayer Application for a Social Security Number Card, or identification number to the payer. Form SS-4, Application for Employer Identification o Payments of tax-exempt interest Number, at the local office of the Social Security (including exempt-interest dividends under Administration or the Internal Revenue Service (the section 852). "IRS") and apply for a number.



Payees Exempt from Backup  Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:
o        A corporation.

o        A financial institution.

o        An   organization   exempt   from  tax  under
    section 501(a), or an individual retirement plan.

o        The   United   States   or  any   agency   or
    instrumentality thereof.

o        A  State,   the  District  of   Columbia,   a
    possession   of   the   United   States,   or  any
    subdivision or instrumentality thereof.
o        A    foreign    government,    a    political
    subdivision  of  a  foreign  government,   or  any
    agency or instrumentality thereof.

o An international organization or any agency, or instru-mentality thereof.

o        A   registered   dealer  in   securities   or
    commodities   registered   in   the   U.S.   or  a
    possession of the U.S.

o        A real estate investment trust.

o        A common trust fund  operated by a bank under
    section 584(a).

o An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a) (1).

o An entity registered at all times under the Investment Company Act of 1940.
o        A foreign central bank of issue.


  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o        Payments  of  patronage  dividends  where the
    amount re-ceived is not paid in money.
o        Payments    made    by    certain     foreign
    organizations.
o        Payments made to a nominee.


  Payments  of  interest  not  generally   subject  to

  backup with-holding include the following:
o        Payments of interest  on  obligations  issued

    by individuals.


               Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payers trade or
               business  and  you  have  not  provided  your  correct   taxpayer
               identification  number to the  payer.


o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o Payments  described  in  section  6049(b)  (5) to  non-resident aliens.
o Payments on tax-free covenant bonds under section 1451
o        Payments   made   by   certain   foreign
         organizations.
o        Payments made to a nominee.

    Exempt  payees  described  above should file Form
    W-9   to   avoid   possible    erroneous   backup
withholding.  FILE  THIS  FORM  WITH  THE  PAYER,
FURNISH  YOUR  TAXPAYER   IDENTIFICATION  NUMBER,

 WRITE "EXEMPT" ON THE FACE OF THE FORM, AND
 RETURN IT TO THE PAYER.  IF THE PAYMENTS
 ARE INTEREST,  DIVIDENDS, OR PATRONAGE DIVIDENDS,

ALSO SIGN AND DATE THE FORM.

 Certain payments other than interest,  dividends,

  and pa-tronage dividends, that are not subject to information report-ing are also not subject to backup withholding. For details, see the regulation under sections 6041, 6041A(a), 6045, and 6050A.


   Privacy Act Notice.  - Section 6109 requires most
recipients  of  dividend,   interest,   or  other

payments to give taxpayer identification numbers to payers who must report the pay-ments to the

 IRS.    The   IRS    uses   the    numbers    for
  identifica-tion  purposes.  Payers  must be given

   the  numbers   whether  or  not   recipients  are
   required  to  file  tax   returns.   Payers  must

     generally   withhold  31%  of  taxable  interest,
      dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


     Penalties



  (1)  Penalty  for  Failure  to  Furnish  Taxpayer
   Identification  Number.  - If you fail to furnish

 your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.


    (2)  Failure  to  Report  Certain   Dividend  and
 Interest Pay-ments.  - If you fail to include any

    portion of an  includible  payment for  interest,
    dividends,   or  patronage   dividends  in  gross
    income,  such  failure  will be  treated as being
    due to a  negligence  and  will be  subject  to a
     penalty   of   20%   on   any   portion   of   an
        under-payment   attributable   to  that   failure
         unless there is clear and convincing evidence to the contrary.

               (3) Civil Penalty for False Information with Respect to Withholding. - If you make a false statement with no reasonable basis which result in no imposition of backup withholding, you are subject to a penalty of $500.


               (4) Criminal  Penalty for Falsifying  Information.   Falsify-ing
               certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE